Exhibit 99.1

ViewRay Reports Second Quarter 2021 Results

CLEVELAND, August 5, 2021 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•	Received seven new orders for MRIdian systems totaling $37.9 million, compared to four new orders totaling $24.6 million in the second quarter of 2020.
•	Total backlog increased to $278.4 million as of June 30, 2021, compared to $232.2 million as of June 30, 2020.
•	Total revenue of $15.0 million primarily from two revenue units, compared to $14.2 million primarily from two revenue units in the second quarter of 2020.
•	Cash usage in the second quarter of 2021 was approximately $15 million compared to approximately $11 million in the second quarter of 2020.
•	Cash and cash equivalents were $166.9 million as of June 30, 2021.

“Our second quarter performance is a solid step forward and reflects progress on our commercial, innovation, and clinical pipelines. Our team has executed very well in an environment that continues to be challenging.” said Scott Drake, President and CEO.  “We are well positioned to drive further growth, therapy adoption, and extend our innovation lead.”

Three Months Ended June 30, 2021 Financial Results

Total revenue for the three months ended June 30, 2021 was $15.0 million compared to $14.2 million for the same period last year.

Total gross profit (loss) for the three months ended June 30, 2021 was ($1.7) million, compared to ($1.0) million for the same period last year.

Total operating expenses for the three months ended June 30, 2021 were $24.8 million, compared to $24.5 million for the same period last year.

Net loss for the three months ended June 30, 2021 was $31.0 million, or $0.19 per share, compared to $26.2 million, or $0.18 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $166.9 million at June 30, 2021.

Six Months Ended June 30, 2020 Financial Results:

Total revenue for the six months ended June 30, 2021 was $30.6 million compared to $28.5 million for the same period last year.

Total gross profit (loss) for the six months ended June 30, 2021 was $(1.4) million, compared to $(3.1) million for the same period last year.

Total operating expenses for the six months ended June 30, 2021 were $49.8 million, compared to $52.5 million for the same period last year.

Net loss for the six months ended June 30, 2021 was $57.7 million, or $0.36 per share, compared to $53.7 million, or $0.36 per share, for the same period last year.

Financial Guidance

For the full year 2021, ViewRay anticipates total revenue to be in the range of $63 million to $73 million, and total cash usage to be in the range of $58 million to $68 million.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Thursday, August 5, 2021 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The confirmation number is 8473598. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.

After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available for seven days after the call. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8473598.

About ViewRay®

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, anticipated future orders, ViewRay's financial guidance for the full year 2021, anticipated future operating and financial performance, treatment results, therapy adoption, innovation and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product	$10,917	$10,615	$22,296	$22,085
Service	3,994	3,490	8,021	6,151
Distribution rights	119	119	238	238
Total revenue	15,030	14,224	30,555	28,474
Cost of revenue:
Product	12,180	12,714	22,865	25,843
Service	4,522	2,552	9,040	5,780
Total cost of revenue	16,702	15,266	31,905	31,623
Gross profit (loss)	(1,672)	(1,042)	(1,350)	(3,149)
Operating expenses:
Research and development	7,903	6,211	14,413	12,548
Selling and marketing	3,052	3,093	5,900	8,916
General and administrative	13,858	15,227	29,497	31,015
Total operating expenses	24,813	24,531	49,810	52,479
Loss from operations	(26,485)	(25,573)	(51,160)	(55,628)
Interest income	3	87	5	782
Interest expense	(1,060)	(1,071)	(2,118)	(2,109)
Other income (expense), net	(3,434)	405	(4,446)	3,271
Loss before provision for income taxes	$(30,976)	$(26,152)	$(57,719)	$(53,684)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(30,976)	$(26,152)	$(57,719)	$(53,684)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	—	—	—	—
Net loss attributable to common stockholders, basic and diluted	$(30,976)	$(26,152)	$(57,719)	$(53,684)
Net loss per share, basic and diluted	$(0.19)	$(0.18)	$(0.36)	$(0.36)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	162,283,348	147,563,278	161,217,083	147,506,244

Gross Orders	$37,900	$24,600	$78,750	$47,200
Backlog	$278,434	$232,273	$278,434	$232,273

VIEWRAY, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$166,925	$156,720
Accounts receivable	15,416	11,769
Inventory, net of allowance of $2,181 and $2,286, respectively	41,878	46,641
Deposits on purchased inventory	3,679	2,084
Deferred cost of revenue	1,199	1,954
Prepaid expenses and other current assets	5,101	5,257
Total current assets	234,198	224,425
Property and equipment, net	21,754	24,062
Restricted cash	1,460	1,460
Intangible assets, net	47	50
Right-of-use assets	9,018	10,129
Other assets	7,392	1,426
TOTAL ASSETS	$273,869	$261,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,525	$9,984
Accrued liabilities	18,304	19,281
Customer deposits	14,183	15,463
Operating lease liability, current	1,938	2,089
Deferred revenue, current	11,041	10,094
Total current liabilities	52,991	56,911
Deferred revenue, net of current portion	4,962	2,572
Long-term debt	57,101	56,940
Warrant liabilities	9,212	4,864
Operating lease liability, noncurrent	8,039	9,043
Other long-term liabilities	2,513	956
TOTAL LIABILITIES	134,818	131,286
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at June 30, 2021 and December 31, 2020; no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at June 30, 2021 and December 31, 2020; 163,590,744 and 148,615,351 shares issued and outstanding at June 30, 2021 and December 31, 2020	1,624	1,476
Additional paid-in capital	822,230	755,874
Accumulated deficit	(684,803)	(627,084)
TOTAL STOCKHOLDERS’ EQUITY	139,051	130,266
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$273,869	$261,552

Contact:

Investor Relations:

Ashley Kluth

Investor Relations

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Samantha Pfeil

Marketing Communications

ViewRay, Inc.

Email: media@viewray.com